                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                            CONSUMERS WATER COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                            CONSUMERS WATER COMPANY
                               THREE CANAL PLAZA
                             PORTLAND, MAINE 04101

April 1, 1997

Dear Shareholder:

     On behalf of the Board of Directors and the management of Consumers Water Company, it is a pleasure to invite you to the 1997 Annual Meeting of our Company. This year's meeting is being held at 11:00 a.m., May 7, 1997, at the Portland Museum of Art, 7 Congress Square, Portland, Maine.

     Refreshments will be served both before and after the meeting, at which time you will be able to meet with Company management and board members as well as with other shareholders. We look forward to seeing you at the Annual Meeting to hear any questions, comments or suggestions you might have about the Company.

     It is important that your shares be represented at the meeting. Please sign, date and return the enclosed proxy card as soon as possible.

     If you plan to attend, please check the appropriate box on the face of the proxy card in order that we may anticipate how many shareholders will attend. Your continuing interest in Consumers is appreciated.

Sincerely,

LOGO
PETER L. HAYNES
President

                            CONSUMERS WATER COMPANY
                               THREE CANAL PLAZA
                             PORTLAND, MAINE 04101

                         ------------------------------

                            NOTICE OF ANNUAL MEETING

     Notice is hereby given that the Annual Meeting of the shareholders of Consumers Water Company will be held at the Portland Museum of Art, 7 Congress Square, Portland, Maine, on Wednesday, May 7, 1997, at 11:00 a.m. local time for the following purposes:

     1. To hear the report of Management on the condition of the Company;

     2. To elect Directors for the ensuing year; and

     3. To consider and act upon any matters incidental to the foregoing and to transact such other business as may properly come before the meeting.

     The Board of Directors has fixed the close of business on March 21, 1997, as the record date and time for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting.

     If you do not expect to be present at the meeting and wish your shares to be voted, please indicate your voting instructions on the enclosed proxy card and date, sign and return it promptly in the envelope provided.

     A copy of the Annual Report for the fiscal year ended December 31, 1996, is enclosed herewith.

                                          By Order of the Board of Directors

                                          BRIAN R. MULLANY
                                          Clerk

Portland, Maine
April 1, 1997

                             YOUR VOTE IS IMPORTANT

     YOU ARE URGED TO DATE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE PROMPT RETURN OF YOUR SIGNED PROXY CARD, REGARDLESS OF THE NUMBER OF SHARES YOU HOLD, MAY AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF YOUR PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT YOU ATTEND THE MEETING.

                            CONSUMERS WATER COMPANY
                               THREE CANAL PLAZA
                             PORTLAND, MAINE 04101
                         ------------------------------

                                PROXY STATEMENT

     This proxy statement and the accompanying form of proxy are planned to be mailed to shareholders on or about April 1, 1997.

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders on Wednesday, May 7, 1997.

     Only the holders of common shares, par value $1.00 per share, and the holders of Cumulative Preferred Stock, Series A, par value $100.00 per share, of record at the close of business on March 21, 1997, are entitled to notice of, and to vote at, the Annual Meeting. On that date the number of outstanding common shares entitled to vote was 8,762,897 and the number of outstanding shares of Cumulative Preferred Stock, Series A, entitled to vote was 10,481. Each share of each class is entitled to one vote. The shareholders of both classes will vote together as one class on all proposals to be presented at the Annual Meeting.

                       NOMINEES FOR ELECTION AS DIRECTORS

     Under the Company's Articles of Incorporation and bylaws, the number of Directors may be fixed at no less than five and no more than 17 and each serves until the next Annual Meeting of Shareholders and until a successor is elected and qualified. Pursuant to the bylaws of the Company, the Board of Directors has established the number of Directors to be elected at nine (9). The shareholders or the Board may, by subsequent resolution, increase the number of Directors, within the above limits, and elect additional Directors. It is intended to vote the proxies in favor of the election of the nominees listed below to serve until the next Annual Meeting and until their successors are elected and qualified. David R. Hastings, II, who has been a Director since 1963 and who has served as Chairman of the Board of the Company since 1984, has reached the retirement age for Directors and has not been nominated for re-election as a Director. Elaine
D. Rosen, who has been a Director since 1993, has requested that she not be renominated as a Director, and she has not been nominated for election to the Board at the Annual Meeting. The following table sets forth the name and age of each of the Board's nominees for Director, the periods during which each nominee has served as a Director, a brief description of the principal occupation and business experience during the last five years of each nominee, all directorships of publicly-held companies presently held by each nominee, and certain other information. No nominee has any family relationship with any other nominee.

       NAME OF NOMINEE          AGE                   INFORMATION ABOUT NOMINEE
------------------------------  ----    ------------------------------------------------------
Michel Avenas                    41     President of Anjou International Company, a subsidiary
                                        of, and holding company for certain of the U.S.
                                        investments of, Compagnie Generale des Eaux ("CGE").
                                        Assistant to the Chairman of CGE, a French
                                        conglomerate which provides various municipal services
                                        such as water and wastewater treatment, from 1991 to
                                        1997. See "Common Stock Ownership of Certain
                                        Beneficial Owners and Managers" for a description of
                                        the terms of the agreement pursuant to which Mr.
                                        Avenas has been nominated.

       NAME OF NOMINEE          AGE                   INFORMATION ABOUT NOMINEE
------------------------------  ----    ------------------------------------------------------
Peter L. Haynes                  57     President and Chief Executive Officer of the Company
                                        since 1992; formerly President of Quality Logistics
                                        Management, Inc., a logistics management company. Mr.
                                        Haynes has been a Director since 1992.
Jack S. Ketchum                  66     Self-employed Financial Consultant. Mr. Ketchum has
                                        been a Director since 1978.
John E. Menario                  61     Special Assistant to the President of Peoples Heritage
                                        Financial Group, Inc., a multi-bank holding company
                                        since 1996. Senior Executive Vice President and Chief
                                        Operating Officer of Peoples Heritage Financial Group,
                                        Inc., from 1990 to 1996. Mr. Menario has been a
                                        Director since 1980.
Jane E. Newman                   51     Executive Vice President of Exeter Trust Company, a
                                        bank, since January, 1996. President of Coastal
                                        Broadcasting Corporation, owner of WZEA Radio,
                                        Hampton, New Hampshire, from 1991 to 1995. Ms. Newman
                                        is also a director of Perini Corp., NYNEX
                                        Telecommunications and Public Service Company of New
                                        Hampshire, and has been a Director of the Company
                                        since 1993.
John E. Palmer, Jr.              60     Chairman of the Board of Down-East Concepts, Inc., a
                                        manufacturer and wholesaler of stationery and
                                        handcrafted gifts. Mr. Palmer has been a Director
                                        since 1978.
William B. Russell               63     President, Chief Executive Officer and Treasurer of
                                        New England Cablevision of Massachusetts, Inc., an
                                        owner and operator of cable television properties,
                                        since 1994; real estate consultant from 1993 to 1994
                                        and President of Fifty Associates, a real estate
                                        investment firm prior to 1993. Mr. Russell has been a
                                        Director since 1970.
John H. Schiavi                  56     President of Schiavi Enterprises, a holding company
                                        for entities involved in the ownership and operation
                                        of nursing homes and the ownership of real estate. Mr.
                                        Schiavi has been a Director since 1983.
Robert O. Viets                  53     President and Chief Executive Officer of CILCORP, a
                                        holding company for energy services businesses. In
                                        addition to being a director of CILCORP, Mr. Viets is
                                        also a director of RLI Corporation, FOA and Central
                                        Illinois Light Company.

     On September 14, 1994, the Penobscot Indian Nation filed a complaint in United States District Court naming, among others, the Company, certain subsidiaries of the Company and Mr. Schiavi as defendants. The suit arises out of the 1986 sale by Schiavi Homes, Inc., then a subsidiary of the Company, of its assets to a partnership including the Penobscot Indian Nation. Mr. Schiavi, as a Director of the Company, is a party to an Indemnification Agreement with the Company providing him with indemnification in connection with any suit or proceeding brought against him by reason of the fact that he is or was a Director of the Company. Under certain circumstances, Mr. Schiavi is entitled to receive an advance of expenses in connection with an indemnifiable claim. On October 25, 1995, the Company, its subsidiaries and Mr. Schiavi were granted summary judgment and the case was dismissed as to them. The Penobscot Indian Nation has appealed the dismissal of its case to the U.S. First Circuit Court of Appeals, where the appeal is now pending. Pursuant to his Indemnification Agreement, Mr. Schiavi was reimbursed $7,844 during 1996 for indemnifiable expenses.

     In addition to an Executive Committee, the Board of Directors has established an Audit Committee, a Corporate Governance Committee (formerly known as the Compensation Committee) and a Retirement Committee. The Executive Committee, whose current members are Directors Haynes (Chairman), Menario, Hastings and Palmer, is authorized to exercise all of the powers of the Board of Directors, to the extent that such powers may be delegated legally, when the Board of Directors is not in session. During 1996, there were nine meetings of the Board of Directors, one meeting of the Executive Committee, two meetings of the Audit Committee, two meetings of the Corporate Governance Committee and one meeting of the Retirement Committee.

     The Audit Committee reviews with the auditors the scope and results of the audit, Company and subsidiary financial statements and internal accounting and control procedures and recommends to the full Board the engagement or discharge of independent auditors. Current members of the Audit Committee are Directors Newman (Chairman), Ketchum and Russell. The Corporate Governance Committee, which currently consists of Directors Menario (Chairman), Palmer, Rosen and Russell, makes recommendations to the Board of Directors with respect to officer and key employee compensation, reviews the performance of the Board of Directors and administers the Company's various employee compensation plans. The Corporate Governance Committee also serves as a nominating committee and, as such, will consider recommendations from shareholders. Recommendations should be submitted in writing to the Secretary of the Company. The Retirement Committee makes recommendations to the full Board with respect to retirement plans and also administers the Company's Retirement Plan, the Employee 401(k) Savings Plan and Trust and the Supplemental Executive Retirement Plan. The Retirement Committee's current members are Directors Russell (Chairman), Menario, Newman and Schiavi.

     Management does not know of any nominee who will be unable to serve, but, if any nominee should be unable to serve, the proxies may be voted with discretionary authority for a substitute or substitutes designated by the Board.

                           COMMON STOCK OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Persons known to be the beneficial owners of more than 5% of the Company's common shares as of April 1, 1997 are as follows:

                                AMOUNT OF
    NAME AND ADDRESS           BENEFICIAL        PERCENT
  OF BENEFICIAL OWNER           OWNERSHIP        OF CLASS
------------------------    -----------------    --------
Compagnie Generale          1,890,954 shares       21.6%
  des Eaux
  52 Rue D'Anjou
  75384 Paris, France

     The amount listed in the above table is based upon statements on Schedule 13-D and Forms 4 and 5 filed with the Securities and Exchange Commission (the "Commission") by Compagnie Generale des Eaux ("CGE") and includes 8,935 shares which CGE has an option to acquire at the market price and 60,000 shares held by a subsidiary of CGE. The remaining shares listed as being owned by CGE are held by it directly. As the result of an agreement entered into in connection with the 1986 acquisition of common shares from certain of the Company's shareholders by a subsidiary of CGE, the Company obtained certain rights of first refusal with respect to shares now held by CGE, and, in return, granted certain rights to CGE to register shares of the Company which it acquired or might acquire in the future for public resale, as well as the right to nominate a person to serve on the Company's Board of Directors, commencing with the 1987 Annual Meeting of Shareholders. The right to nominate a person to serve on the Board is subject to certain limitations. Michel Avenas, an officer of a subsidiary of CGE, has been nominated for election as a Director of the Company pursuant to the Agreement with CGE.

     The following table sets forth the beneficial ownership of the Company's common shares by the Directors, nominees and executive officers of the Company named in the Summary Compensation Table below, determined in accordance with applicable regulations of the Commission. The number of shares reflected may include shares held in the name of a spouse, minor child or certain other relatives sharing the same home as the Director or officer, or held by the Director, officer or spouse of the Director or officer, as a trustee or as a custodian for minor children, as to all of which beneficial ownership is disclaimed by the respective Directors and officers except as otherwise noted below, as well as shares held in the Company's various employee plans and shares which officers currently have the right to acquire through the exercise of options. Mr. Haynes currently has the right to acquire 19,150 common shares, Mr. Schumann currently has the right to acquire 9,850 shares, Mr. Isacke currently has the right to acquire 9,850 shares, Mr. Noran currently has the right to acquire 3,750 shares, Mr. Snellen currently has the right to acquire 3,750 shares, and all Directors and executive officers as a group currently have the right to acquire 52,950 shares pursuant to the exercise of options. In accordance with applicable regulations of the Commission, such shares have been included in the amounts listed below.

                                            AMOUNT OF
                                            BENEFICIAL       PERCENT
                  NAME                      OWNERSHIP       OF CLASS
----------------------------------------    ---------     -------------
DIRECTORS AND NOMINEES
     Michel Avenas(1)                            100       Less than 1%
     David R. Hastings, II(2)                 38,577       Less than 1%
     Peter L. Haynes                          43,584       Less than 1%
     Jack S. Ketchum                           5,267       Less than 1%
     John E. Menario                           2,413       Less than 1%
     Jane E. Newman                              773       Less than 1%
     John E. Palmer, Jr.                       4,632       Less than 1%
     Elaine D. Rosen(3)                          100       Less than 1%
     William B. Russell                        3,567       Less than 1%
     John H. Schiavi                          17,469       Less than 1%
     Robert O. Viets                             200       Less than 1%
OTHER NAMED EXECUTIVE OFFICERS
     Paul D. Schumann(4)                      18,695       Less than 1%
     John F. Isacke                           18,976       Less than 1%
     Paul F. Noran                            10,872       Less than 1%
     Jerry D. Snellen                          4,621       Less than 1%
ALL DIRECTORS AND EXECUTIVE OFFICERS         177,390               2.0%

------------------------------------
(1) Mr. Avenas is an officer of a subsidiary of CGE. CGE holds 1,890,954 common shares of the Company. See above.

(2) Mr. Hastings will not stand for re-election at the 1997 Annual Meeting due to the Board's retirement policy.

(3) Pursuant to her request, Ms. Rosen will not stand for re-election at the 1997 Annual Meeting.

(4) Mr. Schumann also beneficially owns 250 common shares of Consumers New Jersey Water Company, a subsidiary of the Company, and 10 common shares of Consumers Maine Water Company, a subsidiary of the Company, which in each case represents less than 1% of the issued and outstanding common shares of such companies.

                            OTHER EXECUTIVE OFFICERS

     In addition to Mr. Haynes, the other executive officers of the Company, their names, ages, positions with the Company, terms of office and the periods during which they have served, are set forth in the following table:

                                             POSITIONS AND OFFICES            TERM OF       SERVED AS
            NAME              AGE              WITH THE COMPANY               OFFICE      OFFICER SINCE
----------------------------  ---     -----------------------------------    ---------    -------------
Paul D. Schumann              46      Senior Vice President -- Operations    One Year          1987
John F. Isacke                43      Senior Vice President -- Chief         One Year          1978
                                      Financial Officer
Paul F. Noran                 53      Vice President -- Engineering          One Year          1979
Brian R. Mullany              51      Vice President and Secretary           One Year          1978
Jerry D. Snellen              57      Vice President -- Information          One Year          1987
                                      Services
Robert E. Ervin               36      Vice President and Treasurer           One Year          1994

     Prior to becoming the Vice President and Treasurer of the Company, Mr. Ervin was Accounting Manager and Treasurer of Inter-State Water Company, then a subsidiary of the Company located in Danville, Illinois.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION.

     The following table shows, for fiscal years ending December 31, 1994, 1995 and 1996, the cash compensation paid by the Company and its subsidiaries, as well as certain other compensation paid or accrued for those years, to each of the five most highly compensated executive officers of the Company whose 1996 total annual salary and bonuses exceeded $100,000 (the "Named Executive Officers"), as calculated pursuant to rules promulgated by the Commission, in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                               AWARDS
                                                                            ------------
                                                     ANNUAL COMPENSATION     SECURITIES
                                                    ---------------------    UNDERLYING     ALL OTHER
                                                     SALARY                   OPTIONS/     COMPENSATION
        NAME AND PRINCIPAL POSITION          YEAR     ($)     BONUS(1)($)     SARS(#)         ($)(2)
-------------------------------------------  -----  --------  -----------   ------------   ------------
Peter L. Haynes                               1996   228,885          0         5,000          1,040
  President                                   1995   213,423     45,300         5,000          1,040
                                              1994   200,154     49,800         5,000         76,040(3)

Paul D. Schumann                              1996   152,923          0         3,000          1,040
  Senior Vice President -- Operations         1995   143,846     16,275         3,000          1,040
                                              1994   137,769     17,900         3,000          1,040

John F. Isacke                                1996   150,385          0         3,000          1,040
  Senior Vice President -- Chief Financial    1995   143,154     16,275         3,000          1,040
  Officer                                     1994   136,385     17,900         3,000          1,040

Paul F. Noran                                 1996   115,923          0         1,000          1,040
  Vice President -- Engineering               1995   113,077      6,975         1,000          1,040
                                              1994   110,138      7,700         1,000          1,040

Jerry D. Snellen                              1996   105,569          0         1,000          1,040
  Vice President -- Information Services      1995    99,323      6,975         1,000          1,040
                                              1994    94,769      7,700         1,000          1,040

------------------------------------
(1) Bonuses were awarded under the Company's 1993 Incentive Compensation Plan, under which bonuses may be awarded to any of the regular, full-time employees of the Company or its subsidiaries.

(2) For all officers, includes a $1,040 matching contribution in each year under the Company's 401(k) Employees Savings Plan and Trust. Under this Plan, participants may elect to have their employer contribute a portion of their compensation to the Plan instead of having such amounts paid as salary. The Company makes matching contributions, determined in accordance with a specific formula and subject to certain limits, on behalf of all employees who participate in the Plan.

(3) Includes $75,000 to reimburse Mr. Haynes for the loss incurred by him in selling his home in New York following his move to the Portland, Maine area pursuant to an employment agreement entered into prior to Mr. Haynes becoming President and Chief Executive Officer of the Company on August 5, 1992, and a $1,040 matching contribution under the Company's 401(k) Employee Savings Plan and Trust.

STOCK OPTIONS.

     The following table contains information concerning the grant of stock options under the Company's 1993 Incentive Stock Option Plan to the Named Executive Officers during the last fiscal year. The Company has not granted stock appreciation rights ("SARs") to any executive officer.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                              POTENTIAL
                                                                                          REALIZABLE VALUE
                                                                                             AT ASSUMED
                                             INDIVIDUAL GRANTS                             ANNUAL RATES OF
                   ---------------------------------------------------------------------     STOCK PRICE
                    NUMBER OF                                                               APPRECIATION
                    SECURITIES        % OF TOTAL                                             FOR OPTION
                    UNDERLYING       OPTIONS/SARS      EXERCISE OR BASE                        TERM(3)
                   OPTIONS/SARS  GRANTED TO EMPLOYEES       PRICE                         -----------------
       NAME        GRANTED(#)(1)    IN FISCAL YEAR        ($/SH)(2)      EXPIRATION DATE   5%($)     10%($)
------------------ ------------  --------------------  ----------------  ---------------  -------    ------
Peter L. Haynes        5,000             16.6%               17.50            3/5/01       24,176    53,419
Paul D. Schumann       3,000             10.0%               17.50            3/5/01       14,506    32,051
John F. Isacke         3,000             10.0%               17.50            3/5/01       14,506    32,051
Paul F. Noran          1,000              3.3%               17.50            3/5/01        4,835    10,684
Jerry D. Snellen       1,000              3.3%               17.50            3/5/01        4,835    10,684

------------------------------------
(1) The options granted will become exercisable in cumulative installments to the extent of not more than 50% of the number of shares covered thereby within the first year of the term thereof and to the extent of not more than an additional 25% within each of the second and third years of the term thereof. None of the options has tandem rights.

(2) The exercise prices for the options granted were, in each case, 100% of the fair market value of the common shares on the date of grant.

(3) These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises will depend on overall market conditions and on the future performance of the Company and its common shares.

OPTIONS EXERCISES AND HOLDINGS.

     The following table sets forth information with respect to the exercise of options by the Named Executive Officers during the last fiscal year and unexercised options held by such officers as of the end of the fiscal year. The Company has not granted SARs to any executive officer.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR,
                          AND FY-END OPTION/SAR VALUES

                                                                       NUMBER OF
                                                                      SECURITIES                 VALUE OF
                                                                      UNDERLYING                UNEXERCISED
                                                                      UNEXERCISED              IN-THE-MONEY
                                                                     OPTIONS/SARS              OPTIONS/SARS
                                                                     AT FY-END(#)              AT FY-END($)
                                SHARES ACQUIRED      VALUE       ---------------------     ---------------------
                                  ON EXERCISE       REALIZED         EXERCISABLE/              EXERCISABLE/
             NAME                     (#)             ($)            UNEXERCISABLE             UNEXERCISABLE
------------------------------  ---------------     --------     ---------------------     ---------------------
Peter L. Haynes                         0                0            18,650/3,750              9,688/2,813
Paul D. Schumann                      400              200             9,950/2,250              6,613/1,688
John F. Isacke                          0                0             9,650/2,250              6,138/1,688
Paul F. Noran                         600              300               4,250/750                2,188/563
Jerry D. Snellen                        0                0               3,850/750                2,088/563

PENSION PLANS.

     The following table shows the estimated annual pension benefit payable to covered participants at normal retirement age under the Company's pension plans, based on covered compensation and years of service with the Company and its subsidiaries:

                               PENSION PLAN TABLE

            5 YEAR AVERAGE            15          20           25           30           35
           ANNUAL EARNINGS           YEARS       YEARS       YEARS        YEARS        YEARS
    ------------------------------  -------     -------     --------     --------     --------
    $100,000......................  $22,500     $30,000     $ 37,500     $ 45,000     $ 52,500
    $125,000......................  $28,125     $37,500     $ 46,875     $ 56,250     $ 65,625
    $150,000......................  $33,750     $45,000     $ 56,200     $ 67,500     $ 78,750
    $175,000......................  $39,375     $52,500     $ 65,625     $ 78,750     $ 91,875
    $200,000......................  $45,000     $60,000     $ 75,000     $ 90,000     $105,000
    $225,000......................  $50,625     $67,500     $ 84,395     $101,250     $118,125
    $250,000......................  $56,250     $75,000     $ 93,750     $112,500     $131,250
    $275,000......................  $61,875     $82,500     $103,125     $123,750     $144,375

     The Company's qualified defined benefit pension plan (the "Pension Plan") provides that upon reaching the normal retirement age of 65, a covered employee's pension is to be the equivalent of a single life annuity in an amount equal to the sum of 1.5% of the employee's average compensation over the five consecutive years of service which will produce the highest average, multiplied by the lesser of the employee's years of service or 35. Compensation for purposes of the Pension Plan is equal to a covered employee's annual salary as of

January 1, in any year. Under the Internal Revenue Code, effective January 1, 1994, the maximum annual compensation that may be considered in determining benefits under the Pension Plan is limited to $150,000 to be indexed for inflation, after 1993. On February 7, 1996, the Board of Directors adopted the Consumers Water Company Supplemental Executive Retirement Plan (the "SERP"). The SERP is designed to replace the pension benefits lost by certain executive officers of the Company as a result of the 1994 reduction in the maximum annual compensation which may be considered in determining qualified pension benefits. The retirement benefit provided under the SERP is equal to the benefit which would have been paid to a participant under the Pension Plan but for the compensation limit, less the benefit the participant is entitled to receive under the Pension Plan. Covered compensation for the Named Executive Officers for 1996 was: Mr. Haynes: $218,500; Mr. Schumann: $146,000; Mr. Isacke:
$145,000; Mr. Noran: $114,000 and Mr. Snellen: $108,800. The estimated years of service for each named executive is as follows: Mr. Haynes: five years; Mr.
Schumann: 25 years; Mr. Isacke: 19 years; Mr. Noran: 18 years and Mr. Snellen:
16 years.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     John W. L. White, who was an officer of the Company prior to 1984 and a Director of the Company from 1957 to 1996, served as a member of the Corporate Governance Committee of the Company's Board of Directors during a portion of the last completed fiscal year. The Corporate Governance Committee serves as a compensation committee.

     There are no compensation committee interlocks.

AGREEMENTS WITH OFFICERS AND DIRECTORS.

     The Company has an insurance policy which, among other things, provides indemnification to each Director and officer of the Company from and against any liabilities incurred in connection with registration statements under the Securities Act of 1933, as amended. The Company paid all of the $153,424 annual premium for 1996. In addition, the Company has purchased a $100,000 accidental death and dismemberment insurance policy covering Directors and certain employees, payable to a beneficiary of the insured's choice. The Company paid all of the $648 aggregate annual premiums on such policies for 1996.

     The Company has entered into indemnification agreements with each of its Directors and executive officers. The form and execution of the indemnification agreements were approved by shareholders at the Company's 1989 Annual Meeting. Each indemnification agreement requires the Company to indemnify the Director or executive officer who is a party thereto to the fullest extent permitted by applicable Maine law and requires the advance to an indemnified Director or executive officer of litigation expenses upon receipt of a written affirmation of the Director or officer's good faith belief that the Director or officer's conduct was not knowingly fraudulent, deliberately dishonest or willful misconduct. By the terms of each indemnification agreement, its benefits are not available with respect to matters giving rise to a claim against the indemnified Director or executive officer (a) if the Director or executive officer has (i) violated Section 16(b) of the Securities Exchange Act of 1934 or analogous provision of law, (ii) received remuneration or other payment in violation of law, or (iii) engaged in conduct finally adjudged to be knowingly fraudulent, deliberately dishonest or intentional misconduct, or (b) if a final court decision determines that such indemnification is not lawful.

     As noted above, the Company reimbursed Mr. Schiavi $7,844 in indemnifiable expenses during 1996 in connection with a suit brought against Mr. Schiavi by the Penobscot Indian Nation as to which Mr. Schiavi has been granted summary judgment in his favor, but as to which the Penobscot Indian Nation has appealed.

     On March 6, 1996, the Board of Directors of the Company adopted the Consumers Water Company Executive Severance Plan (the "Severance Plan"). The Severance Plan is intended to allow senior management of the Company to represent shareholder interests fairly without concern for their own tenure as officers of the Company. It provides benefits to members of senior management of the Company in the event that their employment with the Company is terminated under certain circumstances following a "change in control." Under the Severance Plan, a "change in control" is deemed to have occurred upon (1) an entity, person or group becoming entitled to exercise more than 30 percent of the outstanding voting power of all capital stock of the Company entitled to vote;
(2) a merger or consolidation of the Company, as a result of which the holders of the outstanding voting shares of the Company immediately prior to such merger hold less than 50 percent of the voting power of the surviving or resulting corporation; (3) the transfer of a substantial portion of the Company's property other than to an entity of which the Company owns at least 50 percent of voting power; or (4) the election to the Board of Directors of the Company of candidates who were not recommended for election by the Board of Directors in office immediately prior to the election, if such candidates constitute a majority of those elected in that particular election.

     Employees covered by the Severance Plan are the Chief Executive Officer ("CEO"), President and each Vice President of the Company.

     If at any time within 24 months after a change in control the employment of a covered employee is terminated other than for good cause, or is terminated by the employee for good reason, the covered employee, if the CEO, President or a Senior Vice President, will receive a severance benefit of three years' salary, while other Vice Presidents will receive a severance benefit of two times their annual salary. Good cause will be deemed to exist only if the employee has engaged in acts or omissions constituting dishonesty, intentional breach of fiduciary obligation or intentional wrongdoing which results in substantial harm to the business or property of the Company or is convicted of a criminal violation involving fraud or dishonesty. "Good reason" will be deemed to exist if, without the employee's express written consent; the employee is assigned duties materially inconsistent with the employee's present duties, responsibilities and status; there is a reduction in the employee's rate of base salary or bonus; or the Company changes by 100 miles or more the principal location at which the employee is required to perform services.

     In addition to the payment of this salary benefit, covered employees are to continue to be covered under any welfare plan of the Company for a period of 24 months, and each covered employee shall be deemed to continue to be employed by the Company for 24 months following termination after a change in control for the purpose of any pension plan.

     The Severance Plan prohibits covered employees from soliciting for employment any employee of the Company and requires employees to maintain the confidentiality of business information of the Company. A breach of these obligations will result in the employee forfeiting benefits under the Severance Plan.

     If any portion of the payments to a covered employee under the Severance Plan would constitute a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then the amount of such payments will be reduced to the extent necessary so that no portion thereof will be subject to the excise tax imposed by Section 4999 of the Code.

                      BOARD COMPENSATION COMMITTEE REPORT

     In accordance with rules established by the Securities and Exchange Commission the Corporate Governance Committee, which also serves as a compensation committee (the "Committee"), at the direction of the Board of Directors, has prepared the following report for inclusion in the Proxy
Statement:

     The Committee is composed entirely of directors who are not officers of the Company. The Committee is responsible for setting and administering the policies that govern annual compensation of executive officers of the Company and the Company's short-term and long-term incentive compensation plans. The Company's compensation plans are designed to attract and retain key executives critical to the long-term success of the Company.

     The Committee annually evaluates the Company's corporate performance and compensation compared with its industry group, which is made up of companies in the Water Utility Index described below. The Committee does not believe that comparison to the S&P 500 or other commonly used market indices is an appropriate measure of the Company's performance, because of the specialized nature of the Company's primary business of owning regulated water utility companies. A more appropriate comparison is the Water Utility Index which is depicted in the following chart. In addition, in evaluating the Company's overall performance, the Committee looks to the attainment of goals that were set prior to the start of the year. Other factors, discussed below, are also used in determining the compensation of the Named Executive Officers.

     Annual compensation of the Named Executive Officers, as well as other senior executives, consists of a base salary, annual incentive compensation awarded under the Company's 1993 Incentive Compensation Plan and long-term incentive compensation. During 1996, long-term incentive compensation was provided in the form of options granted under the Company's 1993 Incentive Stock Option Plan. For 1997 and future years, long-term incentive compensation will be provided in the form of performance units granted under the Company's Senior Management Long-Term Incentive Plan approved by shareholders at the 1996 Annual Meeting.

     The salary ranges for each position, or group of positions, are based on a market survey of similar positions within the industry, conducted by an outside consultant. The base compensation for each Named Executive Officer is set within the range for the position of that officer, as indicated by the survey. The salary of an officer is determined to lie within that range based on the officer's performance and experience. The base compensation for the Named Executive Officers ranges from the lower third of the salary range to the maximum of the range based on the individual's performance and length of service within the range.

     The Chief Executive Officer recommends salary adjustments to the Committee for officers of the Company, other than himself, based on a structured annual review. The annual review considers the decision-making responsibilities of each position and the experience, skills and performance of each officer during the period being reviewed. To help quantify these measures, the Committee has, from time to time, enlisted the assistance of a compensation consultant. After review, the Committee recommends final salary changes to the Board of Directors, which makes the final salary decisions.

     INCENTIVE COMPENSATION PROGRAM. Consumers Water Company established the 1993 Incentive Compensation Plan to reward certain employees of the Company for achieving annual objectives in both financial and other measures. The Plan was designed with the assistance of a compensation consultant and is based on two or three factors, depending on whether the participant works for the Corporate entity or a subsidiary business unit. Corporate officers' target incentives are based 60% on the attainment of net income targets, exclusive of gains on the sales of properties, and 40% on the achievement of team goals. Income targets under the plan are based, among other criteria, upon a targeted return on equity and an expected Net Income for the entire organization. Awards for the participants from subsidiary business units are based on 20% on the Company's corporate income targets, 40% on the business unit's net income target and 40% on the unit's team goals. The team goals, for both the Corporate unit and subsidiary units, are primarily based on the continued implementation of a quality management system, the achievement of certain cost containment goals, the implementation of customer service consolidation, the realignment of corporate and subsidiary roles and the achievement of system growth goals.

     Financial and team goals are established using historic patterns of Company performance and agreed upon strategic objectives. A performance threshold for each measure ensures that incentive compensation is not paid for substandard accomplishments. In addition, each measure also has a cap to limit the potential compensation expense under the Incentive compensation Plan. Payments are based on the midpoint of an individual's salary range so that incentive compensation is not paid for the attainment of longevity.

     Awards for 1996 were not paid to any Named Executive Officer under the Incentive Compensation Plan as the financial and team targets established prior to the year were not achieved.

     LONG TERM INCENTIVE COMPENSATION. The Company's 1993 Incentive Stock Option Plan was approved by shareholders at the 1993 Annual Meeting. The 1993 Incentive Stock Option Plan is substantially similar to prior incentive stock option plans approved by the Company's shareholders. Incentive stock options awarded during the last three calendar years are included in the Summary Compensation Table under the heading "Long-Term Compensation
Awards -- Securities Underlying Options/SARs." SARs are not awarded by the Company. Options, including those awarded to the Company's Chief Executive Officer, were based on the recipients's level of responsibility within the Company and the recipient's ability to influence Company performance and are designed to provide eligible employees with a greater personal interest in the success of the Company. The number of options already held by eligible employees is not considered in the granting of new options, provided the individual employee is within the plan limit for the maximum options which may be granted to any one employee.

     At the 1996 Annual Meeting, shareholders of the Company approved the adoption of the Company's Senior Management Long-Term Incentive Plan (the "LTIP"). The LTIP is intended to provide a long-term incentive to executive officers of the Company through the granting of performance "units" to senior managers of the Company and its affiliates. As a result of the adoption of the LTIP, the Committee has determined not to recommend the granting of any additional stock options under the Company's 1993 Incentive Stock Option Plan.

     Under the LTIP, which became effective January 1, 1997, the Committee has the discretion to select the senior managers who may receive grants of units, to determine the amounts of such units and the form of any distribution, and to establish the performance period and applicable performance criteria with respect to the awards. At the time units are granted, the Committee is required to establish a performance period of three or more years, and the performance criteria for the period. At the conclusion of the performance period, the Committee will determine the percentage of units granted that will be distributed, if any, based on the degree to which the specified financial and other performance objectives are met. During the year in which units are granted and thereafter until distribution, cash payments are to be made to participants in an amount equal to the dividends paid on a number of shares equal to the number of units granted. These dividend equivalents will be paid on a current basis and will not depend on the distribution that actually occurs at the end of the performance period. Distribution of units determined earned based on the performance criteria will be made in the form of a number of common shares equal to the number of those units, cash equal to the then current value of the number of shares, or partly in shares and partly in cash, as determined by the Committee.

     The Committee anticipates that awards under the LTIP will be based on the extent to which the total return to Consumers shareholders exceeds the total return for the water utility index (as calculated by Edward D. Jones & Co., L.P.) for a three-year period coinciding with the Company's three-year business plan, and that no incentive compensation will be paid unless the total return to Consumers Water Company shareholders at least equals the average weighted total return for companies in the water utility index during the performance period.

     PERFORMANCE EVALUATION. Each year the Committee meets with Chief Executive Officer to evaluate his performance, using input from the full Board, and reports on that evaluation to the independent outside Directors. The Chief Executive Officer and the Committee evaluate the performance of the rest of the executive officers and together recommend salary adjustments to the full Board.

     CHIEF EXECUTIVE COMPENSATION. The Chief Executive Officer of the Company, Peter L. Haynes, was elected on August 5, 1992. During 1996 the Committee voted to recommend to the Board an increase in Mr. Haynes' base salary to $232,000. The Committee's recommendation to increase Mr. Haynes' salary (which was accepted by the Board) was based on his having met the Board's expectations, including the continued expansion of Quality Management programs and the continued revitalization of the management group. The increase was also consistent with other increases provided under the Company's Salary Plan, which takes into account the participant's performance as well as his or her position within the participant's salary range.

     In March of 1997 the Committee recommended, and in March the Board voted, not to pay Mr. Haynes a bonus for 1996 as the Company did not meet the objectives established for the year.

     COMPENSATION DEDUCTION LIMIT. Under the Revenue Reconciliation Act of 1993, publicly-held companies are limited to a maximum deduction for income tax purposes of $1 million per year for "applicable employee remuneration" paid to each "covered employee". Covered employees for the Company are those listed in the "Summary Compensation Table" above and "applicable employee remuneration" includes salary and bonus. Applicable employee remuneration also includes (1) any gain recognized by an employee who, prior to the holding period to receive favorable income tax treatment, sells or otherwise disposes of Company stock acquired pursuant to the exercise of an option granted under either the 1988 Incentive Stock Option Plan or the 1993 Incentive Stock Option Plan and (2) the difference between the consideration paid by an employee and the fair market value at the time of exercise of Company shares acquired pursuant to the exercise of an option issued pursuant to the 1993 Incentive Option Plan which includes a provision that such option is not an incentive option for purposes of the Internal Revenue Code. The Committee has no current intention of issuing options under the 1993 Incentive Option Plan containing a provision that such stock option is not an incentive stock option for tax purposes.

     As noted above, bonuses payable under the Company's 1993 Incentive Compensation Plan are capped to limit the potential compensation expense to the Company under the Plan. The Company's 1996 Long Term Incentive Plan, approved by the shareholders at the 1996 Annual Meeting, limits the maximum number of shares which can be awarded to any one employee under the Plan to 5000 per annum. The Company's 1993 Stock Option Plan, approved by the shareholders at the 1993 Annual Meeting, limits the maximum number of options which can be granted to any one employee during the life of the Plan to 25,000. Even though the ultimate value of outstanding options cannot be calculated as it is dependent on future changes in the price of the Company's common shares, given the limits on the number of options and the amount of bonuses payable to employees, and given the expected level of base compensation for covered employees, it is extremely unlikely that the $1 million per covered employee maximum deduction would be exceeded in the foreseeable future. In the event that the $1 million per covered employee maximum deduction were exceeded, the Company would not receive a tax deduction for federal income tax purposes for the amount of applicable employee remuneration which exceeded that amount.

        John E. Menario                         John E. Palmer, Jr.
        Chairman, Governance Committee          Member, Governance Committee
        Elaine D. Rosen                         William B. Russell
        Member, Governance Committee            Member, Governance Committee

PERFORMANCE GRAPH

     The following is a line graph presentation comparing cumulative, five-year returns (assuming the reinvestment of dividends) on an indexed basis of the Company's common shares with the S&P 500 Stock Index and an index of investor-owned water utility companies published by Edward D. Jones & Co., L.P.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
             AMONG COMPANY, S&P 500 AND EDWARD D. JONES & CO., L.P.
                       INVESTOR-OWNED WATER UTILITY INDEX

        MEASUREMENT PERIOD                                 WATER UTILITY
      (FISCAL YEAR COVERED)              CONSUMERS             INDEX              S&P 500
1991                                            100.00              100.00              100.00
1992                                             106.7               110.8               107.6
1993                                             110.3               126.2               118.4
1994                                             119.6               118.0               120.0
1995                                             134.0               148.5               165.0
1996                                             141.4               181.5               202.7

                                                                 DECEMBER 31,
                                              --------------------------------------------------
                                              1991    1992     1993     1994     1995     1996
                                              -----  -------  -------  -------  -------  -------
    Consumers...............................  $ 100  $ 106.7  $ 110.3  $ 119.6  $ 134.0  $ 141.4
    Water Utility Index*....................    100    110.8    126.2    118.0    148.5    181.5
    S&P 500.................................    100    107.6    118.4    120.0    165.0    202.7

     * The companies included in the Edward D. Jones & Co., L.P. investor-owned water utility index are: American Water Works, Inc., Aquarion Company, California Water Service Company, Connecticut Water Service, Inc., Consumers Water Company, Dominguez Services Corporation, Elizabethtown Corporation, IWC Resources Corporation, Middlesex Water Company, Philadelphia Suburban Water Company, SJW Corporation, Southern California Water Company, Southwest Water Company and United Water Resources.

DIRECTOR COMPENSATION

     Each Director is paid a retainer of $10,000 per annum. The Chairman of the Board receives an additional $5,000 per year retainer for serving as such. In addition, each Director receives $500 per meeting for each meeting of the Board of Directors attended, and $500 for each committee meeting attended unless such meeting is on the same day as a Board meeting, in which case Directors are paid $300 for attending. Committee chairmen receive an additional $250 per meeting, or $150 per meeting if the meeting occurs on the day there is a Board meeting. Directors who are employed by the Company or a subsidiary are not paid an annual retainer or meeting fees. All non-employee Directors receive travel expenses for attending Board meetings and committee meetings.

     The Board of Directors has established two Deferred Compensation Plans for Directors. One Deferred Compensation Plan allows the deferral of all or a specified portion of a Director's annual retainer and meeting fees with interest to be paid thereon at a rate equal to the annual rate of return on the Company's common equity. Amounts deferred under this plan may be paid only upon a date fixed in advance of any deferral, or after a Director ceases to serve as such or as an employee of the Company. The second plan allows the deferral of all or a specified portion of a Director's retainer and fees with interest to be paid thereon at a fixed rate based upon an announced bond index rate. The rate applicable under this plan averaged approximately 9 1/2% for 1996. Amounts deferred under the second plan are to be paid when a Director ceases to serve as such. Under certain circumstances, the committee appointed by the Board to administer this plan may provide for earlier payments upon the request of a Director. Generally, payments of the amounts deferred under the second plan will be made in equal monthly installments over a period of ten years, unless the Committee appointed to administer the Deferred Compensation Plans, upon the request of a Director, provides for payments over a shorter period of time or in a lump sum. Each of the Deferred Compensation Plans is unfunded, with the rights of Directors who participate being no greater than those of unsecured creditors. Elections under each of the Deferred Compensation Plans must be made before the end of any year and will be effective for the following year.

                SECTION 16(A) OWNERSHIP REPORTING DELINQUENCIES

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Commission. Such officers, Directors and shareholders are required by Commission regulations to furnish the Company with copies of all such reports that they file.

     Based solely on a review of copies of reports filed with the Commission since December 31, 1995, and of written representations by certain officers and Directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except as disclosed in the Company's Proxy Statement in connection with the 1996 Annual Meeting.

          REQUIRED VOTE FOR MATTERS TO BE ACTED UPON AT ANNUAL MEETING

     With respect to the election of Directors, both the bylaws of the Company and Maine law provide that those candidates receiving the greatest number of votes cast at a meeting of shareholders, duly called and at which a quorum is present, shall be deemed elected. Unless otherwise provided in the bylaws, under Maine law, a majority of the shares entitled to vote thereat shall constitute a quorum at a meeting of shareholders. The bylaws of the Company provide that at any meeting of the shareholders, a majority of the shares entitled to vote, issued and outstanding, represented by shareholders of record in person or by proxy, constitutes a quorum. Provided a quorum is present at the meeting, those ten nominees for Director receiving the greatest number of votes will be elected, regardless of whether they receive a majority of the votes cast. Abstentions and broker non-votes will be treated as not voting for the election of Directors and will have no effect in determining the Directors receiving the most affirmative votes.

     As to matters other than the election of Directors that may be brought before the Annual Meeting, Maine law provides that any corporate action to be taken at a shareholders' meeting at which a quorum is present shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the subject matter, except to the extent that a greater vote is required by law or by the Company's articles or bylaws. The bylaws of the Company provide that the affirmative vote of the holders of a majority of the shares represented at a meeting of shareholders (provided a quorum is present) shall decide any question brought before the shareholders. As to any matter other than the election of Directors, abstentions and broker non-votes will be treated as not voting for such matter and will have the same effect as a vote against the matter brought before the shareholders at the Annual Meeting.

                            APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Arthur Andersen LLP as independent public accountant to audit the accounts of the Company for the fiscal year ending December 31, 1997. Arthur Andersen LLP, which began auditing the accounts of the Company in 1976, audited the accounts of the Company for the fiscal year ended December 31, 1996. A representative of Arthur Andersen LLP is expected to be available at the Annual Meeting to respond to appropriate questions and to make a statement on behalf of Arthur Andersen LLP if he or she so desires.

                                 OTHER BUSINESS

     Management is not aware of any matters to be presented for action at the meeting other than those specified in the Notice of Annual Meeting and the presentation of the annual report of the financial condition of the Company. No action constituting approval or disapproval of any of the matters referred to in that report is contemplated. However, if any other matters legally come before the meeting, the persons named in the enclosed form of proxy intend to exercise the discretionary power conferred by the proxy and to vote the proxy in accordance with their judgment on such matters.

                            EXPENSES OF SOLICITATION

     The cost of the solicitation of proxies for the Annual Meeting will be paid by the Company. Brokerage houses, nominees, fiduciaries and other custodians will be requested to forward soliciting material to beneficial owners of shares held of record by them and will be reimbursed for their expenses. In addition to solicitation by mail, in a limited number of instances, regular employees of the Company may solicit proxies in person or by telegraph or telephone. Such persons will receive no additional compensation for such services.

                     PROMPT RETURN OF PROXY CARD REQUESTED

     Shareholders are requested to indicate voting instructions on the enclosed proxy card, and to date, sign and return it promptly in the accompanying envelope. No postage is required if mailed in the United States. The proxy is revocable until exercised; accordingly, shareholders who are present at the meeting may withdraw their proxies and vote, if they so desire, in person.

                             SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented to next year's Annual Meeting of Shareholders, scheduled for May 6, 1998, must be received by the Company by December 2, 1997 for inclusion in the Company's proxy material relating to that meeting.

                                          By Order of the Board of Directors

                                          BRIAN R. MULLANY
                                          Clerk

April 1, 1997

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, IS AVAILABLE WITHOUT CHARGE TO ANY SHAREHOLDER UPON WRITTEN REQUEST TO BRIAN R. MULLANY, SECRETARY, CONSUMERS WATER COMPANY, P.O. BOX 599, PORTLAND, MAINE 04112-0599. COPIES OF THE EXHIBITS TO THE REPORT, WHICH ARE VOLUMINOUS, WILL BE FURNISHED UPON THE PAYMENT OF A REASONABLE FEE TO OFFSET THE COST OF REPRODUCTION AND MAILING.

PROXY FORM                                                           PROXY FORM

                   THE BOARD OF DIRECTORS SOLICITS THIS PROXY

The undersigned hereby appoint(s) the individuals listed on the reverse side, and each of them, attorney, agent, and proxy of the undersigned, with full power of substitution, to vote all shares of stock of the Company that the undersigned would be entitled to cast if personally present at the Annual Meeting of Shareholders of the Company, and at any postponement or adjournment thereof.

This proxy will be voted as specified by the undersigned. If no choice is specified, the proxy will be voted according to the director recommendations indicated on the reverse side, and according to the discretion of the proxy holders on any other matters that properly come before the meeting or any postponement or adjournment thereof.

Please date, sign exactly as your name appears on the form and mail the proxy promptly. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners must sign.

                CONTINUED AND TO BE VOTED AND SIGNED ON REVERSE.

-------------------------------------------------------------------------------
  PLEASE ENSURE YOU FOLD THEN DETACH AND RETAIN THIS PORTION OF THE PROXY FORM

CONSUMERS WATER COMPANY ANNUAL MEETING TO BE HELD ON 5/07/97 AT 11:00 A.M. EST FOR HOLDERS AS OF 3/21/97
        3          1-0001

CUSIP:

DIRECTORS                                     CONTROL NO.
---------

DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING DIRECTORS     0010100
 1- 01-MICHEL AVENAS, 02-PETER L. HAYNES, 03-JACK S. KETCHUM,
 04-JOHN E. MENARIO, 05-JANE E. NEWMAN, 06-JOHN E. PALMER, JR.,
 07-WILLIAM B. RUSSELL, 08-JOHN N. SCHIAVI, 09-ROBERT O. VIETS


                                                              DIRECTORS
PROPOSAL(S)                                                   RECOMMEND
-----------                                                   ---------

        *NOTE* SUCH OTHER BUSINESS AS MAY PROPERLY COME
               BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF


        *NOTE* APPOINTEES: JOHN E. MENARIO, JACK S. KETCHUM AND
        JOHN E. PALMER, JR.




FOLD AND DETACH HERE

      CONSUMERS WATER COMPANY
      05/07/97 AT 11:00 A.M. EDT                           2 ITEM(S)
                                                             SHARES(S)
              DIRECTORS
              ---------
        (MARK "X" FOR ONLY ONE BOX)

1  / /  FOR ALL NOMINEES

   / /  WITHHOLD ALL NOMINEES

   / /  WITHHOLD AUTHORITY TO VOTE FOR
        ANY INDIVIDUAL NOMINEE. WRITE
        NUMBER(S) OF NOMINEE(S) BELOW.

USE NUMBER ONLY
               ------------------------------------------------



                        PLEASE INDICATE YOUR PROPOSAL SELECTION BY
                        FIRMLY PLACING AN "X" IN THE APPROPRIATE
                        NUMBERED BOX WITH BLUE OR BLACK INK ONLY.    /X/



                        ACCOUNT NO:


                        CUSIP:


                        CONTROL NO:

                        CLIENT NO:





                        [FIRST UNION LOGO]

                        230 SOUTH TRYON
                        CHARLOTTE, NC 28288-1153







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SIGNATURE                       SIGNATURE                        DATE

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